EXHIBIT 5.1

                            June 13, 2008

Acura Pharmaceuticals, Inc.
616 N. North Court, Suite 120
Palatine, Illinois 60067

Re:    Acura Pharmaceuticals, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Acura Pharmaceuticals, Inc., a New York corporation (the "Company"), in connection with the preparation of a Registration Statement filed with the Securities and Exchange Commission on Form S-8 (the "Registration Statement") relating to the proposed issuance of up to 500,000 (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock") to be issued pursuant to the Acura Pharmaceuticals, Inc. 2005 Restricted Stock Unit Award Plan, as amended (the "Plan") and the reoffer of shares of Common Stock, pursuant to the Reoffer Prospectus contained therein (the “Reoffered Shares”).

In rendering this opinion, we have examined and relied on (i) the Company's Restated Certificate of Incorporation, as amended, and Restated By-laws, as amended; (ii) the Plan, (iii) Resolutions adopted by the Board of Directors of the Company on March 14, 2008; (iv) the Registration Statement; and (v) such other documents, legal opinions and precedents, corporate and other records of the Company, and certificates of public officials and officers of the Company that we have deemed necessary or appropriate to provide a basis for the opinion.

Based upon and subject to the foregoing, in our opinion, the Shares will be, when issued pursuant to the Plan, legally issued, fully paid and non-assessable, and the Reoffered Shares are, or if not already issued, will be, when issued under their respective underlying plans, legally issued, fully-paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement.

Very truly yours,

/s/ LeClairRyan
LeClairRyan

JPR/rr

E-mail: john.reilly@leclairryan.com	Two Penn Plaza East, Tenth Floor
Direct Phone: 973.491.3354	Newark, New Jersey 07105
Direct Fax: 973.491.3392	Phone: 973.491.3600 \ Fax: 973.491.3555
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David C. Freinberg \ Attorney in charge, Newark office \ LeClairRyan is a Virginia professional corporation